Talk America To Refocus Marketing Efforts

Revenues and Net Income to be Within Guidance for Q3 and 2004
Billed Bundled Lines Guidance Lowered for Q3 and 2004

RESTON, VIRGINIA - September 1, 2004 - Talk America (NASDAQ: TALK)

Talk America today announced that it was refocusing its marketing efforts to its more productive states. In connection with the announcement, the Company reaffirmed its revenue and net income guidance for the third quarter and the year and reduced its bundled line guidance for the same periods. The Company expects its billed bundled lines for the third quarter and year end to be in the range of 685,000 - 695,000 and 700,000 - 725,000, respectively as outlined below.

Ed Meyercord, Chief Executive Officer and President of Talk America commented "we are scaling back our aggressive subscriber growth initiatives for the remainder of the year to focus on more productive markets which could have networking potential. This decision is driven by the softening demand for our UNE-P service offerings as we expanded into new states and the acceleration of the Company’s network facilities-based strategy."

Mr. Meyercord continued, "We are reaffirming our guidance for revenue and net income for the third quarter and 2004 despite the reduction in lines. The strength of our operating cash flow and our balance sheet put us in a strong financial position to fund our networking initiatives and broadband services roll out. We will be presenting our networking plan for 2005 in our third quarter earnings conference call."

REVISED FINANCIAL GUIDANCE
Our revised operational and financial targets for the third quarter 2004 and the year ended 2004 are as follows:

	Q3 2004		2004
Metrics	Current	Previous	Current	Previous
Billed Bundled Lines	685k - 695k	712k - 722k	700k - 725k	775k - 800k
Bundled Revenue	Unchanged	$102 - $105 mm	Unchanged	$405 -$415 mm
Long Distance Revenue	Unchanged	$13-$15 mm	Unchanged	$55-$60 mm
Total Revenue	Unchanged	$115 - $120 mm	Unchanged	$460 -$475 mm
Net Income	Unchanged	$7 - $9 mm	Unchanged	$35-$37 mm
Diluted EPS	Unchanged	$0.24 - $0.31	Unchanged	$1.18-$1.25

About Talk America

Talk America offers a bundle of local and long distance phone services to residential and small business customers. We deliver value in the form of savings, simplicity and quality service to our customers. Talk America's business strategy is to build a bundled customer base and then to migrate customers to our own networking platform and deliver new services. For further information, visit us online at: www.talkamerica.com.

Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2003, filed March 12, 2004, as amended by our Form 10-K/A filed May 7, 2004, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

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Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com